                                     Lease


        This Lease is made and entered into as of the 18th day of April, 1988, by and between Linclay, a Missouri general partnership (hereinafter called "Landlord") and Covia Partnership, a Delaware general partnership, (hereinafter called "Tenant" or "Covia").

Whereas, Covia desires to have the Landlord construct a Building upon certain land described below and lease the land and building to Covia as Tenant; and

Whereas Landlord desires to build the Building and lease it and the land to Covia;

        WITNESSETH THAT, in consideration of the rents, and the covenants and agreements herein contained, Landlord and Tenant hereby covenant and agree as follows:

        1. PROPERTY. Landlord hereby leases to Tenant and Tenant hereby takes and hires from Landlord the land consisting of approximately 18.88 acres as legally described on Exhibit "A" attached hereto and incorporated by reference herein (the "Land"), together with the (a) building (the "Building") containing approximately 143,000 gross square feet of office space per BOMA standards for single tenant users (the "Office Space"), and (b) not less than 700 paved parking spaces on the Land (the "Parking

Spaces"), together with access aisles, driveways, sidewalks and landscaping (collectively called the "Appurtenances"), to be constructed by Landlord thereon substantially as depicted on the site plan attached as Exhibit "B" hereto and incorporated by reference herein. Landlord shall construct the Building and the Appurtenances in accordance with the procedures set forth in Appendix "A" and in accordance with the Design Criteria described in Appendix "A" which is attached hereto and incorporated by reference herein. The Land, the Building and the Appurtenances are sometimes hereinafter collectively called the "Property".

        2.      TERM

                (a) The term of this Lease shall be for a period of fifteen (15) years commencing on June 1, 1989 (provided that Landlord has completed construction of the Building and the Appurtenances and has delivered possession of the Property to Tenant on or before such date) and expiring at Midnight on July 31, 2004 unless sooner terminated as herein provided.

                (b) If Landlord does not deliver possession of the Property to Tenant for Tenant's beneficial occupancy on or before October 1, 1989, Tenant may, at its option, waive said delay or terminate this Lease and be relieved of all obligations hereunder without prejudice to any other rights Tenant may have; provided, however, that any delay occasioned by Tenant's failure to timely approve design and construction drawings as set forth in Appendix A hereof, or which results from occurrences outside of the control of Landlord shall permit Landlord to postpone delivery of the Property to Tenant by a commensurate time period without Tenant accruing any rights to terminate, except that Tenant may terminate this Lease in any event and without regard to cause (other than delays caused by Tenant) without further obligation if possession of the Property is not delivered to Tenant for Tenant's beneficial occupancy by October 1, 1989. Completed construction of the Building and The Appurtenances and delivery of the Property for the purposes of this Lease shall be deemed to occur on the date of the issuance of the Certificate of Occupancy for The Work required to be performed by Landlord pursuant to Appendix A by the governmental authorities having appropriate jurisdiction thereover and the Architect has inspected the Building and the Appurtenances and issued a Certificate of Substantial Completion (utilizing AIA Document
C704) that the Building and The Appurtenances have been substantially completed in accordance with the approved construction documents (hereinafter called the "Commencement Date"). Notwithstanding anything contained herein to the contrary, this Lease shall become null and void if the term of this Lease does not commence on or before January 2, 1991.

        3. RENTS.

           (a) Tenant shall pay to Landlord as Base Rent, in legal tender, at Landlord's office at 6300 South Syracuse Way, Englewood, Colorado 80111, or such other place as may be designated from time to time by Landlord's notice, without reduction, setoff, prior notice or demand, the annual sums set forth below, payable in advance in equal monthly installments of one-twelfth (1/12) of the annual sum payable for each lease year, promptly on the first day of every calendar month of the term. Notwithstanding the foregoing, Tenant shall have the option to cause the monthly Base Rent for the first sixty (60) days of the initial term to be waived by so notifying Landlord prior to the Commencement Date, and if Tenant exercises such option, Tenant shall pay to Landlord, in lieu of the monthly Base Rent for the first sixty (60) days of the initial term, an amount equal to sixty (60) days interest on the Total Assembly Costs expended as of sixty (60) days following the Commencement Date at the annual rate payable under Landlord's loan on the Property. The Base Rent for any partial month shall be pro rated. For the purpose of calculating annual Base Rent, a lease year shall mean each twelve (12) month period commencing with the actual Commencement Date of the term of this Lease. The annual Base Rent shall be determined as follows:

        (i) The Total Assembly Costs (as audited and approved by Tenant) which shall consist of the following cost components:

            (1) Land (Purchase Price, excluding Closing costs which are included in subsection (7) of this Section 3(a)(i)

            (2) The Adjusted Guaranteed Maximum Price (as defined in Section
                II.F. of Appendix A

            (3) Development Costs not included in the Adjusted Guaranteed
                Maximum Price (water, sewer tap fees, testing, etc.)

            (4) Architectural/Engineering Costs

            (5) Development overhead and fees

            (6) Broker Commissions

                (7)  Legal, Points/Fees

                (8)  Project Contingency

                (9)  Construction Loan Interest

        (ii) The estimated cost for each component of the Total Assembly Costs is set forth on Exhibit "B" attached hereto, incorporated by reference herein and made a part hereof. Such component costs, when added together, shall constitute the Total Assembly Costs which Landlord covenants and agrees will not exceed $18,297,380.00, except as increased or decreased as a result of actions of the Tenant as provided in Appendix A and/or delays caused by Tenant. The Total Assembly Costs of $18,297,380.00 as increased or decreased as a result of actions of Tenant as provided in Appendix A and/or delays caused by Tenant shall be hereinafter called the "Adjusted Total Assembly Costs".

        (iii) It is further understood and agreed that Landlord shall, within thirty (30) days following completion of The Work, as more fully described and defined in Appendix A, submit to Tenant in writing for its review and approval, the actual cost for each component with reasonable supporting detail which costs, when added together, shall be hereinafter known as the "Actual Total Assembly Costs". The lesser of Actual Total Assembly Costs or Adjusted Total Assembly Costs shall be used in computing the rental rate pursuant to the formula set out in subparagraph (iv) below. Tenant shall approve the Actual Total Assembly Costs within fifteen (15) days of receipt from Landlord, or elect at its sole option and expense to audit Landlord's books and the books of Landlord's General Contractor and subcontractors. If Tenant elects to audit such books as herein provided, Tenant shall have one hundred eighty (180) days from the date the Actual Total Assembly Costs are submitted in writing to Tenant by Landlord in which to complete its audit and notify Landlord of any objections to the Actual Total Assembly Costs as so submitted to Tenant by Landlord. If Tenant does not commence its audit within thirty (30) days after submittal by Landlord to Tenant of the Actual Total Assembly Costs, or if Tenant has elected to commence such audit and does not notify Landlord within one hundred eighty (180) days from the date such Actual Total Assembly Costs are submitted to Tenant by Landlord, of any objections to the Actual Total Assembly Costs as so submitted to Tenant by Landlord. Tenant shall be deemed to have waived any further right to audit or to object to the Actual Total Assembly Costs as so submitted to Tenant by Landlord, and the amount thereof as so submitted to Tenant by Landlord shall be deemed to be correct. Tenant shall commence paying the annual Base Rent according to the formula set forth in Paragraph
        (iv) below, based upon the Actual Total Assembly Costs as submitted to Tenant by Landlord. If an audit conducted by Tenant of such Actual Total Assembly Costs in accordance with the provisions hereof shall reasonably demonstrate an error in Landlord's calculations, the annual Base Rent shall be appropriately adjusted and any overpayment or underpayment which occurred prior to such adjustment shall be refunded by Landlord, or paid by Tenant, as appropriate. When the Actual Total Assembly Costs have been finally determined, either by reason of Tenant's failure to audit or to object to same, by agreement of the parties, or by appropriate judicial determination in the event that the parties are unable to agree, the parties shall execute a supplemental agreement setting forth the Actual Total Assembly Costs and the annual Base Rent based upon the formula set forth in subparagraph (iv) below.

(iv) Annual Base Rent for the first lease year of the initial term shall be the Adjusted Total Assembly Costs or the Actual Total Assembly Costs, whichever is less, multiplied by .1006. During the first ten (10) lease years of the initial term of this Lease, the annual Base Rent shall increase each lease year by two percent (2%) over the annual Base Rent in effect during the immediately preceding lease year. During the eleventh (11th) through the fifteenth (15th) lease years of the initial term of this Lease the annual Base Rent shall increase each lease year by three percent (3%) over the annual Base Rent in effect during the immediately preceding lease year. The term "lease year" shall mean a period of twelve (12) months commencing on the first day of the month following the Commencement Date, and each succeeding twelve (12) months shall be deemed to be a lease year.
        (b) In addition to Base Rent, Tenant shall pay throughout the term hereof and during any extension periods, as additional rent hereunder, at least fifteen (15) days before any fine, penalty interest or cost may be added thereto for non-payment thereof, the following with respect to the Property and all improvements now or at any time situated thereon, to wit: all levies, taxes (excluding franchise taxes, assessments, water and sewer rents and charges, liens, license and permit fees, charges for public utilities, and all charges for refuse or garbage collection or disposal made in respect of the Property and all improvements now or at any time situated thereon, and all other charges, impositions or burdens of whatsoever kind and nature, whether or not particiularized by name, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, which at any time during the term of this Lease may be created, levied, assessed, confirmed, adjudged, imposed or charged upon or with respect to the Property or any improvements made thereto or any trade fixtures, furnishings, equipment and all other personal property contained on the Property, or any part of the foregoing, or any Appurtenances thereto, or directly upon this Lease or the rents or other sums payable hereunder, or upon this transaction, by any federal, state, municipal or other authority, or under any law, ordinance, regulation, or regulation of any such authority, including, among other things, all special tax bills and general, special and other assessments, or liens or charges made on local or general improvements or under any governmental or public power or authority whatsoever, and all capital levy, gross receipts or similar taxes imposed or levied upon sales or measured by the rent or other sums payable by Tenant hereunder, or use taxes which may be levied or assessed against or payable by Landlord or Tenant on account of the leasing or use of the Property or improvements (all of which are referred to herein as "Impositions") provided, however, if any Impositions shall be created, levied, assessed, adjudged, imposed, charged or become a lien with respect to a period of time which commences before or ends after the commencement and expiration dates, respectively, of the term of this Lease (other than by reason of breach of any of the terms hereof by Tenant), then Tenant shall only be required to pay that proportion of such Imposition which is equal to the proportion of said period of which falls within the term of this Lease.
Nothing herein contained shall require Tenant to pay any income or excess profits tax assessed against Landlord, or any corporation capital stock or franchise taxes imposed upon Landlord. Tenant shall furnish to Landlord evidence of payment of all Impositions not less than ten (10) days prior to the delinquency thereof, such evidence to be furnished at the place provided herein by the giving of notice to Landlord. Tenant shall have the right, upon obtaining Landlord's written consent, not to be unreasonably withheld, and before any delinquency occurs, to contest the amount or validity of any taxes on the Property and improvements thereon by appropriate legal proceedings, diligently conducted in good faith, all at Tenant's expense. Tenant's right to contest taxes shall not be construed in any way of relieving, modifying or extending Tenant's covenant to pay any such taxes prior to the delinquency and as otherwise provided in this Section 3. If Tenant fails to pay any Imposition and furnish Landlord proof of payment not less than ten (10) days prior to the delinquency date,

Landlord shall have the right to make such payment and obtain reimbursement from Tenant plus interest on such amount at the rate of 10% per annum from the tenth (10th) day following Landlord's demand for the amount paid by Landlord.

        If subsequent to the Commencement Date of this Lease the Landlord makes any capital improvement to the Property during the term of the Lease in order to comply with safety, health or any other requirement of any Federal, State or local law or governmental regulations, then said cost of such improvements shall be reimbursed by Tenant to Landlord upon demand and presentation to Tenant of invoices or other reasonable evidence of the cost; provided, however, that if such costs exceed $50,000.00, Tenant shall have the option to amortize such costs, plus interest thereon, at the best current rate reasonably obtained by Landlord (but in no event less than the rate of interest on any first deed of trust then encumbering the Property) over the remainder of the then current term of the Lease, and the monthly Base Rent shall be increased accordingly.

        4. SERVICES. Landlord shall not be responsible or obligated to furnish, pay for, or reimburse Tenant for payment of, any labor, materials or services hired or contracted by Tenant in respect of the use, management, operation or maintenance of the Property, except as otherwise expressly provided herein. Tenant shall be obligated to furnish, at its own cost and expense, all labor, materials and services, including without limitation, all gas, electric, water, sanitary sewer service, telephone, microwave, and other utilities, in respect of the use, management, operation and maintenance of the Property, except as otherwise expressly provided herein.

Tenant shall have the responsibility to furnish adequate heating to the Building to prevent pipes from freezing. In the event that Tenant fails to furnish or pay for labor, materials or services necessary to prevent the pipes in the Building from freezing, Landlord shall have the right, but not the obligation, to furnish same and obtain reimbursement for the cost thereof from Tenant, as additional rent.

        5. MAINTENANCE AND REPAIR. Tenant agrees that, at its cost and expense, it will keep and maintain the land, the Building, the Appurtenances and any other improvements at any time constructed or located thereon, in good, safe and clean and orderly repair, condition and appearance, and will, with reasonable promptness, make all nonstructural, foreseen and unforeseen, ordinary and extraordinary changes, repairs, replacements and restorations of every kind and nature which may be required to be made upon or in connection with the Property and any such other improvements thereon in order to keep and maintain the same in good, safe, clean and orderly repair, appearance, and in good and usable condition, including, without limitation, all electrical, plumbing, lighting, fire protection sprinklers, heating and air conditioning equipment, and components thereof. All repairs, replacements and restoration made by Tenant shall be at least equal in quality and usefulness to the initial Building and Appurtenances materials and equipment. Tenant shall maintain all parking areas on the Property in a clean, safe and sightly condition, including without limitation, striping, paving and sealing, and will maintain the landscaping on the Property. Tenant shall also perform and furnish at its cost and expense periodic servicing and preventive maintenance in accordance with reasonable and sound engineering practices. If Tenant fails to perform any of its obligations under this Section 5 after ten (10) days prior written notice from Landlord, then Landlord shall have the right, but not the obligation, to perform same and obtain reimbursement from Tenant, as additional rent, the cost incurred by Landlord in performing such obligations.

        6. QUIET ENJOYMENT. Tenant, upon paying the Base Rent and other charges provided for in this Lease and observing and keeping all of the covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Property during the term of this Lease without hindrance or molestation by Landlord, or anyone claiming by or through Landlord, subject, however, to the terms and conditions of this Lease.

        7. CERTAIN RIGHTS RESERVED TO LANDLORD. At any time in the event of an emergency, and otherwise at reasonable times, and after Landlord has provided Tenant with reasonable advance notice (except in case of emergency), Landlord shall have the right to take any and all reasonable measures, including inspections, repairs, alterations, additions and improvements to the Property, as Landlord may deem necessary or desirable for the safety, protection or preservation of the Property or Landlord's interest therein, or in order to comply with all laws, orders and requirements of governmental or other authority. Landlord agrees that, in taking such measures as provided herein, it shall use its best efforts to avoid or minimize any disturbance of Tenant's use and occupancy of The Property.

        8.      USE OF PROPERTY.

                (a) The Office Space shall be used for general office purposes, computer related testing and repair services and for all other lawful purposes. The Parking Spaces shall be used for parking of motor vehicles by Tenant, its employees and agents, and invitees of Tenant having business purposes in the Building and for no other purpose;

                (b) Landlord shall deliver the Building and the Appurtenances to Tenant in compliance with all applicable statutes, laws, ordinances, rules, regulations, orders and requirements. Thereafter, Tenant shall, throughout the term of this Lease, at Tenant's cost and expense, promptly comply with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and offices thereof relating to all or any part of the Property, and Tenant's use thereof provided, however that Tenant may contest or otherwise appeal such law using due process and without encumbering or otherwise reducing the value of the Building or Appurtenances;

                (c) Tenant shall not make nor permit to be made any use of the Property or any part thereof which would violate any of the covenants, agreements, terms, provisions or conditions of this Lease, or which directly or indirectly is forbidden by public law, ordinance or governmental regulation, or which may be dangerous to life, limb or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Property, or covering its operation;

        (d) Tenant shall not make any structural alterations, improvements or additions to the Property, and Tenant shall not make any non-structural alterations, improvements or additions to the Property in excess of $50,000 without Landlord's advance consent in each and every instance; which consent will not be unreasonably withheld or delayed. Landlord's consent shall not be required for changes in floor coverings, wall coverings and relocation of moveable partitions, irrespective of the cost of such changes, but Tenant shall notify Landlord of any such changes costing in excess of Fifty Thousand Dollars ($50,000.00). In the event Tenant desires to make any alterations, improvements or additions, Tenant shall first submit to Landlord plans and specifications therefor and obtain Landlord's written approval thereof prior to commencing any such work. All alterations, improvements or additions, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises shall become Landlord's property and shall remain upon the Property at the termination of this Lease without compensation to Tenant (excepting only Tenant's moveable office furniture, trade fixtures, computer equipment and terminals, office and professional equipment).

        (e) Tenant shall not overload any floor. Landlord may direct the time and manner of delivery, routing and removal and the relocation of safes and other heavy articles;

        (f) Tenant shall not use or keep, nor permit to be used or kept, any foul, noxious, toxic or hazardous gas, substance or material in, on or about the Property, nor permit nor suffer the Property to be used in any manner which would be detrimental to the safety or structure of the

Property, or any part thereof, nor shall any animals or birds be brought in or kept in or about the Property.

        9.      DAMAGE AND DESTRUCTION.

                (a) In the event that the Building or Appurtenances, or any part thereof are damaged or destroyed, partially or totally, at any time during the term of this Lease, from fire, acts of God or any other cause covered by property insurance Landlord is required to carry under this Lease, Landlord shall proceed with due diligence to restore, repair and replace the Building and Appurtenances, as soon as reasonably possible, and from and after the date of such damage to the date of substantial completion of said repairs, replacements and restorations, a just proportion of the Base Rent herein reserved shall abate according to the extent the full use and enjoyment of the Property are rendered impossible by reason of such damage. Landlord shall be under no duty to restore any alterations, improvements or additions made by Tenant. In all cases, due allowance shall be given to Landlord for any reasonable delays caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's control;

                (b) In the event of damage or destruction of fifty percent
(50%) or more of the Building during the last two (2) years of the lease term, or any lease renewal period, either party shall have the option to terminate this Lease by giving written notice to the other within thirty (30) days from the date of damage. If such notice of termination is not given, Landlord shall be deemed to have elected to restore and in such event shall restore the Building as soon as reasonably possible. In the event Landlord gives such notice of termination of the Lease and Tenant has any remaining lease extension options and exercises the next ensuing renewal option within thirty
(30) days after receipt of Landlord's notice of termination, such notice of termination shall become null and void and the Lease shall remain in full force and effect to the same extent as though such notice of termination had not been given, and in such event, Landlord's obligation to restore pursuant to Section 9(a) shall become applicable, subject, however, to Landlord's right to delay commencement of restoration by reason of the voided notice of termination.

        10. CONDEMNATION. In the event of any taking or damage of all or part of the Property by reason of any exercise of the power of eminent domain, including transfer in lieu thereof, during the term hereof, the rights and obligations of Landlord and Tenant shall be as hereinafter set forth:

              (a) Except as hereinafter expressly provided, Landlord shall be entitled to the entire amount of any award for such taking, whether such award be made for the whole or a part of the fee, or leasehold or both, or otherwise; provided, however, that Tenant shall be entitled to any award for loss of, or damage to, Tenant's trade fixtures and removable personal property and for moving expenses. No such claim made by Tenant, or any award pursuant thereto, or any other award to Tenant shall defeat or diminish Landlord's claim or award or any portion thereof;

             (b) If the entire Property is taken by condemnation, this Lease shall terminate as of the date possession is taken by the condemnor;

        (c) In the event of a taking of ten percent (10%) or more of the Building which would in Tenant's sole and absolute discretion leave the remainder of the Property (after such reconstruction of the then remaining improvements as may be necessary to restore them to an architectural and usable whole) not reasonably suitable for Tenant's continued occupancy for the purpose and uses for which the Property is leased, or if ten percent (10%) or more of the parking spaces are taken and Landlord does not commit to replace enough of such parking spaces on or near the Property so as to meet the parking needs of Tenant, Tenant shall have the option to terminate this Lease upon written notice to Landlord within thirty (30) days after possession is taken by the condemnor;

        (d) In the event a portion of the Property is taken and Tenant does not have the right, or does not exercise the right, to terminate this Lease in accordance with subparagraph (c) hereof, Landlord, at its expense, shall perform any reconstruction of the remaining improvements as may be necessary to restore them to an architectural and usable whole; and a just proportion of the Base Rent herein reserved shall abate according to the extent the full use and equipment of the Property are rendered impossible by reason of such condemnation.

        (e) No agreement, settlement, sale or transfer to or with the condemning authority shall be made without the written consent of Landlord. Tenant agrees to execute and deliver to Landlord any instruments that may be required to effectuate or facilitate the provisions of this Lease relating to condemnation.

        11. FORCE MAJEURE. Either party shall be excused from performing any obligation or undertaking provided in this Lease in the event, and so long as, the performance of any such obligation is prevented or delayed, retarded or hindered by acts of God, fire, earthquake, flood, explosion, actions of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure labor or materials (unless such inability arises out of failure to make timely payment therefor), failure of transportation, requisition, laws or orders of government or civil or military or naval authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of the excused party, excluding however (a) the inability to obtain monies to perform or fulfill the party's obligations and undertakings, and (b) Tenant's failure to pay Base Rent, additional rent, or any other sums payable by Tenant hereunder.

        12. DEFAULT BY TENANT. The occurrence of any one or more of the following events shall constitute a default and breach of this lease by Tenant:

             (a) If Tenant shall at any time be in default in the payment of Base Rent, additional rent, or any other sums payable by Tenant hereunder when same shall become due and payable and such default continues for a period of ten (10) days after written notice thereof by Landlord to Tenant; or

             (b) If Tenant shall fail to perform or observe any of the other material agreements, terms, covenants or conditions hereof and such material non-performance or material non-observance shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, if such performance or observance cannot be had within such thirty
(30) day period then Tenant shall not be deemed in default if Tenant shall have commenced such performance within such thirty (30) day period and thereafter diligently and continuously proceed with such performance to completion.

        13. DEFAULT REMEDIES. In the event of a default or breach by Tenant, Landlord shall have, in addition to any other rights or remedies Landlord may have at law or in equity, the following rights which shall be distinct, separate and cumulative:

             (a) To terminate this Lease and the term hereby created by giving Tenant notice of termination, without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken. Whereupon Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant's obligations hereunder in existence at the time of such termination, damages incurred by Landlord for Tenant's default, including the cost of recovering possession of the Property; expenses of subletting, including necessary renovation and alteration of the Property; reasonable legal fees; real estate commission paid; and an amount equal to the amount of the Base Rent reserved for the balance of the term of this Lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, all discounted at the rate of ten percent (10%) per annum to their then present worth, less the fair rental value of the Property for the remainder of said term, also discounted at the rate of ten percent (10%) per annum to its then present worth, all of which amount shall be immediately due and payable from Tenant to Landlord.

        (b) To re-enter the Property and remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or in equity, and repossess and enjoy the Property, together with all additions, alterations and improvements without terminating this Lease. Upon recovering possession of the Property by reason of or based upon or arising out of a default on the part of Tenant. Landlord shall use its reasonable efforts to relet the Property. Landlord may, at Landlord's option, make such alterations and repairs to the Property and/or divide or subdivide the Property as Landlord reasonably determines necessary in order to relet the Property or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord's discretion maximizes the revenues of such reletting. Upon each such reletting all rents received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any reasonable costs and expenses of such reletting, including brokerage fees and attorney's fees and all costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Landlord shall have the right from time to time to begin and maintain successive actions or other legal proceedings against Tenant for the recovery of such deficiency and/or amounts in excess thereof payable by Tenant and to recover the same upon the liability of Tenant herein provided, which liability it is expressly covenanted shall survive the issuance of any action to secure possession of the Property. Nothing herein contained shall be deemed to require Landlord to wait to begin any such action or other legal proceeding until the date when this Lease would have expired had there been no default on the part of Tenant.

        No such re-entry or taking possession of the Property or the making of alterations and/or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given to Tenant. Landlord shall not be liable in any way whatsoever for failure to relet the Property or, in the event that the Property or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting provided that Landlord has used reasonable efforts to relet the property and collect such rentals. Tenant, for Tenant and Tenant's successors and assigns, hereby irrevocably constitutes and appoints Landlord as Tenant's and their agent to collect the rents due and to become due under all subleases of the Property or any parts thereof without in any way affecting Tenant's obligation to pay any unpaid balance of rent due or to become due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach;

                (c) If Tenant fails to pay to Landlord any rent or other sum when the same is due and payable as provided in this Lease such unpaid amount shall bear interest from the due date at the rate of the then existing prime rate of interest charged by Citibank, N.A. in New York, New York (but in no event exceeding the maximum rate per annum permitted by law) until such payment is made.

        14. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, if such performance cannot be had within such thirty (30) day period, then Landlord shall not be deemed in default if Landlord shall have commenced such performance within such thirty (30) day period and thereafter diligently and continuously proceed with such performance to completion.

        15. LANDLORD'S MORTGAGE OR TRANSFER. The Landlord reserves the right and privilege to subject and subordinate this Lease at all times to the lien of any mortgages or deeds of trust (hereinafter referred to as a "mortgage" or "mortgages") now or hereafter placed upon the Landlord's interest in the Property, and to any and all advances to be made under such mortgages, and all renewals, modifications, extensions, consolidations and replacements thereof, such subordination to be effective upon notice by Landlord to Tenant of Landlord's exercise of said right, without the necessity of any instrument or act on the part of Tenant to effectuate such subordination; provided, however, that in the event of any foreclosure of or sale under any

Mortgage Tenant shall not be disturbed in its possession of the Property so long as it is not in default under this Lease and it attorns to the purchaser or Mortgagee as Landlord under this Lease. (The term "Mortgagee" shall also include the holder or beneficiary of a deed of trust.)

     Tenant covenants and agrees to execute and deliver, upon reasonable demand, such further instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such mortgage or Mortgagee as shall be desired by the Landlord and any mortgagees or proposed mortgagees, and hereby irrevocably appoints Landlord the attorney-in-fact of Tenant (such power of attorney being coupled with an interest) to execute and deliver such instrument or instruments for and in the name of Tenant. In the event Tenant shall fail to execute such instrument or instruments with ten (10) days after written notice to do so, and Tenant agrees that upon written request by any transferee of fee title to the Property whether by foreclosure, deed in lieu of foreclosure, sale or otherwise, Tenant will attorn to (in writing) and recognize such transferee as the Landlord under this Lease.

     Notwithstanding the foregoing, any holder of any mortgage may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to the Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery and in that event such Mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage and had been assigned to such Mortgagee.

     16. BROKERS. Tenant represents and warrants to the Landlord that Tenant has had no dealings, negotiations or consultations with respect to the Property or this transaction with any broker or finder and that no broker or finder called the Property to Tenant's attention for lease or took any part in any dealings, negotiations or consultations with respect to the Property or this Lease, other than Ilff Thorn and Co., and that Landlord will pay to said broker a commission of Six Hundred Thousand Dollars ($600,000) payable as follows: The sum of $200,000.00 shall be due on execution of this Lease and the remaining $400,000.00 shall be due upon funding to Landlord of its first draw under the construction loan on the Property.

     In the event of any claim by any other broker or finder who claims to have submitted this Property to Tenant, to have induced Tenant to lease the Property or to have taken part in any dealings, negotiations or consultations with respect to the Property or this Lease, Tenant will be responsible for and will indemnify and save Landlord harmless from and against all costs, fees (including without limitation, attorney's fees), expenses, liabilities and claims incurred or suffered by Landlord as a result thereof.

     17. TENANT'S CERTIFICATE. Tenant agrees, at any time and from time to time within ten (10) days of Landlord's written request, to execute, acknowledge and deliver to Landlord a written statement in form requested by Landlord, certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications, and the dates to which the Base Rent and other charges have been paid in advance, if any;

whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, or conditions hereof upon the part of Tenant to be performed or complied with (and if so, specifying the same); whether Landlord is in default hereunder (and, if so, specifying in reasonable detail the default claimed); whether Landlord has furnished all items and materials required to be furnished hereunder; and any other matters reasonably requested concerning the status of the Lease; it being intended that any such statement delivered pursuant to this Section 17 may be relied upon by a prospective purchaser or Mortgagee of the fee or of Landlord's interest in this Lease. If Landlord desires to sell, finance or refinance the Property, or any part thereof, Tenant hereby agrees to deliver, within ten (10) days of Landlord's written request, to any lender designated by Landlord, such current financial statements of Tenant as may be reasonably required by such prospective purchaser and lender. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

     18. NOTICES. Any notice, demand, request, consent, approval, or other communication which either party hereto is required or desires to give or make or communicate to the other shall be in writing and served either personally or sent by United States registered or certified mail, postage prepaid, return receipt requested, addressed, to the addresses set forth below. Notices shall be deemed received five (5) days after being posted. In the case of Landlord:

                Linclay
                Suite 600
                6300 South Syracuse Way
                Englewood, Colorado 80111
                Attn:  Division Manager

        and in the case of Tenant to:

                Covia Partnership
                9700 W. Higgins
                Rosemont, Illinois 60018
                Attn:  Treasurer

        with a copy to:

                United Air Lines, Inc.
                P.O. Box 66100
                Chicago, Illinois 60666
                Attn:  Vice President - Airport Affairs

or at such other address as such party may designate, from time to time, by notice to the other.

        19. NET LEASE. It is the intention of the parties hereto that this Lease is a "net lease" and that Landlord shall receive the annual Base Rent hereinabove provided as net income from the Property, not diminished by (a) any Impositions of any public authority of any nature whatsoever during the entire term of this Lease notwithstanding any changes in the method of taxation or raising, levying or assessing any Imposition, or any changes in the name of any Imposition, excluding franchise or income taxes associated with the Landlord,
(b) the cost of any maintenance, utilities, insurance or other expenses or changes required to be paid to maintain and carry the Property, other than payments under any mortgage now existing or hereinafter created by Landlord, or
(c) any other costs or expenses involved in the care, operation and management and use of the Property or any improvements thereto. All such Impositions, costs, expenses and charges shall be paid by Tenant from and after the date of this Lease and during the entire term of this Lease, such sums to be payable on the first day of the month following presentation to Tenant of invoices or other reasonable evidence detailing the appropriate costs. Wherever in this Lease provision is made for the performance of any act by Tenant, it is understood and agreed that said act shall be done by Tenant at its own cost and expense unless a contrary intent is specifically expressed. It is expressed and agreed that Landlord is not and shall not be required to render or furnish any services of any kind to Tenant or the Property or any improvements at any time situated thereon, nor maintain, repair, rebuild or restore the Property or any part of any improvements thereon, except for Landlord's obligations with respect to damage and destruction in Section 9 and condemnation in Section 10, and the structural components as expressly provided in Section 23, and Tenant hereby expressly waives the right to make repairs at the expense of Landlord, which right may be provided for in any statute or law, whether in effect at the time of execution and delivery of this Lease or thereafter enacted. It is understood and agreed that no condemnation of any of the Property or any improvements at any time situated thereon shall terminate this Lease or entitle Tenant to surrender the Property or in any way affect Tenant's obligation to pay the rents or other sums payable hereunder, except as specifically provided in Section 10.

        20.  INSURANCE.

             (a) Landlord shall or with Landlord's approval, Tenant shall, at Tenant's cost and expense (to the extent that such insurance coverage is available) maintain and keep in effect throughout the term of this Lease:

                  (i) Insurance against loss or damage by fire, malicious mischief, vandalism, sprinkler leakage and those perils included from time to time in the so called "All Risk" Policy with broad form extended coverage, covering the Building and all other improvements at any time situated on the Property for the full replacement value thereof, plus loss of rents coverage in an amount equal to one (1) year's Base Rent;

                  (ii) If there is a boiler, pressure vessel, air conditioning equipment or electrical distribution equipment on the Property, broad form boiler or machinery insurance in an amount reasonably acceptable to Landlord;

             (b) Landlord shall have the right to maintain and keep in effect throughout the term of this Lease, at Tenant's cost and expense, general public liability insurance against claims for bodily injury, personal injury or death, or for damage or injury to property occurring upon, in or about the Property.

             (c) Tenant shall, at Tenant's cost and expense (to the extent that such insurance coverage is available) maintain and keep in effect throughout the term of this Lease:

                  (i) General public liability insurance against claims for bodily injury, personal injury or death, or for damage or injury to property occurring upon, in or about the Property, such insurance to afford protection in an amount not less than $5,000,000.00 in respect to any one occurrence. Landlord shall be named as an additional insured on such policy or policies to the extent of liability assumed by Tenant under Section 30;

                  (ii) Workmen's Compensation Insurance covering all persons employed by Tenant in connection with any work on the Property and with respect to whom death or bodily injury claims could be asserted against the Landlord or the Property.

             (d) All insurance furnished by Tenant pursuant to this Section 20 shall be effected with insurers of recognized responsibility, authorized to do business in the state where the Property is located, shall be considered primary insurance with respect to Landlord, shall be reasonably acceptable to Landlord, all policies described in Section 20(a) shall name Landlord as the "named insured" and "loss payee", and a standard Mortgagee endorsement naming Landlord's Mortgagee of the Property as a loss payee shall be issued. All proceeds of such insurance shall be paid to Landlord, or if required under Landlord's Mortgage, shall be payable to such Mortgagee, or as otherwise provided in such mortgage. Such insurance policies shall also provide such endorsements as Landlord may reasonably request. All policies of insurance shall be non-assessable and shall provide that same may not be cancelled or materially changed without at least thirty (30) days prior written notice to Landlord and any Mortgagee to whom losses are payable; that the full amount of any losses sustained shall be payable to any such Mortgagee to whom losses are payable, notwithstanding any act, omission, negligence or breach of warranty of Landlord or Tenant which might otherwise result in forfeiture of said insurance; that the full amount of any losses sustained shall be payable to Landlord notwithstanding an act, omission, negligence or breach of warranty of Tenant which might otherwise result in forfeiture of such insurance; that the policies are primary and non-contributing with any insurance that may be carried by Landlord or Tenant; and that the insurer waives the right of subrogation against Landlord and its agents and employees. Tenant shall furnish Landlord certificates or other reasonable evidence of such insurance coverage throughout the term of this Lease with respect to such insurance required to be carried by Tenant. If Tenant is furnishing any of the insurance under (a)(i) or
(a)(ii) Tenant shall, upon request of Landlord, furnish to Landlord a certified copy of the original policies and certified copies of all endorsements.

        (e) Tenant agrees that if any personal property, including, without limitation, fixtures, furnishings, equipment and contents, any time located on the Property shall be damaged or destroyed, and whether or not such damage or destruction was caused by negligence of the Landlord, its agents or employees, neither Landlord nor its agencies or employees shall have any liability to Tenant therefor, and Tenant does hereby release Landlord, its agents and employees of and from any liability therefor. Tenant shall require all policies of risk insurance carried by Tenant during the term of this Lease upon such personal property to be endorsed with a provision in and by which the insurer waives any right of subrogation against Landlord, its agents and employees, or permits Tenant to so waive such subrogation, in which event this Section 20 shall constitute such waiver.

        (f) Landlord agrees that if the Building improvements shall be damaged or destroyed, and whether or not such damage or destruction was caused by negligence of the Tenant, its agents or employees, neither Tenant nor its agents or employees shall have any liability to Landlord for such damage or destruction and Landlord does hereby release Tenant, its agent and employees of and from any liability therefor. Landlord shall require all policies of property insurance carried by Landlord during the term of this Lease upon such Building improvements pursuant to Section 20(a), (and if Tenant is carrying such insurance on the Building pursuant to Section 20(a). Tenant shall require such policies) to be endorsed with a provision in and by which the insurer waives any right of subrogation against Tenant, its agents and employees, or permits Landlord to so waive such subrogation, in which event this Section 20(e) shall constitute such waiver.

        (g) The cost of insurance to be carried by Landlord under Section 20(a) and Section 20(b) shall be reimbursed by Tenant to Landlord upon presentation of an invoice or other evidence of the cost.

        (h) If Tenant fails to provide and keep in force insurance as aforesaid, Landlord may (but shall not be obligated to) obtain such insurance and the premiums shall be deemed additional rent payable by Tenant upon demand; however, Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant to the amount of the insurance premium or premiums not paid or incurred and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as its damages for such breach, the uninsured amount of any loss, to the extent of any deficiency in the insurance proceeds as shall be necessary to cover the damages, expenses and costs. The absence of any insurance requirements shall not work to relieve the Tenant of any obligation imposed elsewhere in this Lease.

        (i) Tenant shall not carry or maintain any property insurance on the improvements which would in any way diminish, jeopardize or compromise the property insurance required to be carried by Landlord hereunder unless Landlord fails to carry such insurance.

        21. HOLDING OVER. Unless otherwise agreed to in writing by Landlord and Tenant, if Tenant retains possession of the Property or any part thereof after the termination of the term, such occupancy shall be a tenancy from month-to-month, and Tenant shall pay Landlord Base Rent at one and one-quarter the monthly rate in effect immediately prior to the termination of the term for the time Tenant thus remains in possession without the written consent of Landlord and, in addition thereto, Tenant shall pay Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. The provisions of this Section 21 do not exclude Landlord's right of re-entry or any other right hereunder.

No such holding over shall be deemed to constitute a renewal or extension of the term hereof.

        22. CONDITION OF PROPERTY. Tenant's taking possession of the Property shall be conclusive evidence as against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession, except as to latent defects which appear and are called to Landlord's attention within three
(3) years after the Commencement Data and subject to a "punch list" provided by Tenant to Landlord at the time of taking possession, which repairs and "punch list" items shall be made as promptly as possible by Landlord. The foregoing three (3) year limitation on Landlord's obligations with respect to latent defects shall not apply to Landlord's obligations under Section 23 below or to express equipment warranties, if any, which may exceed three (3) years.
Landlord warrants that the Building and the Appurtenances will be constructed in accordance with the provisions of Appendix A, and in accordance with all applicable zoning, ordinances, and regulations governing the use of the Property and improvements thereon as of the Commencement Date. At the termination of this Lease, Tenant shall return the Building broom-clean and in good condition, ordinary wear and tear and loss by fire or other casualty excepted. Tenant shall repair any damage to the Property occasioned by its use thereof or by the removal of Tenant's trade fixtures, furnishings and equipment.

        23. STRUCTURAL REPAIRS. Upon notice from Tenant of the need for any structural maintenance, repairs or replacements, with respect to the foundation, exterior walls, and roof of The Building (including any design or construction defects), Landlord shall act with due diligence to furnish such structural maintenance, repairs or restoration at its cost and expense and without reimbursement from Tenant. In the event the damage to the foundation, exterior walls or roof of the Building is due to the fault or negligence of Tenant, its employees, agents, contractors, suppliers, licensees or invitees, and such damage is not covered by Landlord's insurance, Tenant shall bear the full cost and obligation of repair. Tenant shall, at Tenant's sole expense, immediately replace any and all glass in the Building that may be broken during the term or any renewal hereof. The broken glass shall be replaced with glass at least equal to the specification and quality of the glass so replaced.

        24. MISCELLANEOUS.

        (a) The captions of the Sections of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction. Reference in this Lease to the "obligations" of Tenant, and words of like import, shall mean the covenants to pay Base Rent and all other charges and items payable by Tenant under this Lease and all other covenants, agreements, terms, conditions, limitations, exceptions and reservations contained in this Lease applicable to Tenant.

        (b) The various rights, options, elections, powers and remedies contained in this Lease, including the rights herein granted to terminate this Lease, shall be construed as cumulative and no one of them shall be exclusive of any of the others, or of any other legal or equitable remedy which either party might otherwise have in the event of breach or default in the terms hereof, and the exercise of one right or remedy by such party shall not impair its right to any other right or remedy until all obligations imposed upon the other party have been fully performed. It is intended that such of the agreements and covenants of Tenants and Landlord set forth herein shall be deemed and construed as both a covenant and a condition.

        (c) In addition to other remedies provided in this Lease, Tenant and Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Tenant and Landlord at law or in equity.

        (d) This Lease shall be interpreted and construed under the laws of the State of Colorado.

        (e) Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns, subject at all times, nevertheless, to all agreements, covenants and conditions contained elsewhere in this Lease. Any reference in this Lease to successors or assigns of Tenants is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances where Landlord may have given written consent to a particular assignment.

        (f) Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, and neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of Landlord and Tenant.

        (g) No waiver of any default hereunder shall be implied from any omission by either party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver, and then only for the time and to the extent therein stated. No delay or omission by either party hereto to exercise any right or power accruing upon any non-compliance or default by the other party with respect to any of the terms hereof, or otherwise accruing hereunder shall impair any such right or power or be construed to be a waiver thereof. One or more waivers of any breach of any covenant, term or condition of this Lease shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by a party to or of any act by the other party requiring the former party's consent or approval shall not be deemed to waive or render unnecessary such former party's consent or approval to or of any subsequent similar acts by the other party.

        (h) The acceptance of Base Rent or other payment by the Landlord at any time when the Tenant is in default under any covenant or condition hereof shall not be construed as a waiver of such default or of the Landlord's right to terminate this Lease on account of such default, it being expressly understood that if at any time the Tenant shall be in default in any of its covenants or conditions hereunder, an acceptance by the Landlord of Base Rent or other payment during the continuance of such default or the failure on the part of the Landlord promptly to avail itself of such other rights or remedies as the Landlord may have shall not be construed as waiver of such default, but the Landlord may at any time thereafter, if such default continues, terminate this Lease on account of such default in the manner provided for in this Lease.

        (i) This Lease contains all covenants and agreements between landlord and Tenant relating in any manner to the rental, use and occupancy of the Property and the other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and the covenants and agreements of this Lease cannot be altered, changed, modified or added to, except in writing signed by Landlord and Tenant. No representation, inducement, understanding or anything of any nature whatsoever, made, stated or represented on either party's behalf, either orally or in writing, except as in this lease stated, has induced the other party to enter this Lease. No surrender to Landlord of this Lease or of the Property or any part thereof or of any interest therein, shall be valid or effective unless provided for in this Lease or otherwise agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

        (j) In the event of legal action between Landlord and Tenant on account of any alleged default by either hereunder, the prevailing party in such action shall be entitled to be reimbursed by the other party in the amount of all reasonable attorney's fees and other costs incurred by the prevailing party in connection with such action.

        (k)  Time is of the essence with respect to all matters in this Lease.

        (l) The adverbs "herein," "hereunder," "hereto," "hereby," "hereinafter," and like words whenever the same appears herein, mean and refer to this Lease in its entirety and not to any specific paragraph or subparagraph hereof unless otherwise expressly designated in context.

        (m) No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Base Rent and other charges payable hereunder by Tenant shall be deemed to be other than on account of the earliest stipulated Base Rent or other charges, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Base Rent or other charges be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Base Rent or other charges, or pursue any other remedy in this Lease provided.

        (n) In the even this Lease requires Tenant to submit payments for items other than the Base Rent (examples -- maintenance contributions, and real estate tax payments) and in the event Tenant submits a payment of less than the total combined amount of all of said payments, then the Landlord shall have the option to credit said payments towards any of said items it so desires, notwithstanding any specification of Tenant.

     (o) The word "Landlord" is used herein to include the Landlord named above and any subsequent owner of the Property, as well as their respective heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had had he originally signed this Lease as Landlord, but any owner of the Property, whether or not named herein, shall have no liability hereunder after he ceases to hold title to the Property, except for obligations which may have theretofore accrued.

     (p) Any provision or provisions of this Lease which shall be to any extent in violation of any law or ordinance or which shall prove to be to any extent invalid, void or illegal, shall in no way affect, impair or invalidate any other provisions hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

     (q) This instrument shall not be placed of record, but at request of either party, the parties shall join in the execution of a Memorandum of Lease for recording.

     (r) All references to the "term" of this Lease shall mean the initial term and any extended term, unless specific reference is made to the initial term or to an extended term, in which event, the specific reference shall mean only the initial term or an extended term, as the case may be.

     (s) If the date for performance of any act hereunder falls on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next succeeding business day.

     25. OPTION TO EXTEND. If Tenant is not in default in performance of its obligations under this Lease at the time of exercise of a renewal option or at the time of commencement of a renewal term, Tenant shall have the option to extend the term of this Lease for three (3) consecutive periods of five (5) years each, the first extended term to commence immediately upon the expiration of the initial term, and each additional extended term to commence immediately upon the expiration of the then current extended term. Each option to extend shall be exercised, if at all, by Tenant giving written notice of exercise to Landlord at least six (6) months prior to the expiration of the then current term. All of the terms and conditions of this Lease shall remain in full force and effect during each extended term, except that Landlord shall have no obligation to furnish any tenant finish, and the annual Base Rent shall be increased for each year during each renewal term by three and three quarters percent (3.75%) over the annual Base Rent in effect during the immediately preceding lease year.

     26. ASSIGNMENT AND SUBLETTING. Tenant may assign this Lease in whole or in part or sublease the Property, in whole or in part, to its parent corporation, or to a successor of all of its business and assets, or to an affiliate corporation, or a partner owning not less than a thirty-five percent (35%) partnership interest in Tenant. This Lease may not otherwise be assigned by Tenant nor shall Tenant sublease the whole or any part of the Property without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed. Any unauthorized assignment or subletting will be null and void, ab intitio. Consent by Landlord to one or more assignments or sublettings shall not operate as a consent to, or a waiver of Landlord's right with respect to, any subsequent assignments and sublettings. Notwithstanding any assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant's other obligations under this Lease. If an Event of Default should occur while the Property or any part thereof is then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all payments becoming due to Tenant under such assignment or sublease and apply such payments against any sums due to Landlord by Tenant hereunder, and Tenant hereby authorizes and directs any such assignee or subtenant to make such payments directly to Landlord upon receipt of notice from Landlord. No direct collection by Landlord from any such assignee or subtenant shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder. Receipt by Landlord of payments from any assignee, subtenant or occupant of the Premises shall not be deemed a waiver of the covenant in this Lease against assignment and subletting, or a release of Tenant under this Lease. The receipt by Landlord from any such assignee or subtenant obligated to make payments shall be a full and complete release, discharge, and acquittance to such assignee or subtenant to the extent of any such amount so paid to Landlord.

If Tenant requests Landlord's consent, which shall not be reasonably withheld, to an assignment of the Lease or subletting of all or part of the Property, it shall submit to Landlord, in writing, the name of the proposed assignee or subtenant and the nature of the business of the proposed assignee or subtenants, the term, use, and other particulars of the proposed subletting or assignment, including without limitation, evidence satisfactory to Landlord that the proposed subtenant or assignee is financially responsible.

        27. COMMENCEMENT OF POSSESSION. If Landlord shall be unable to give possession of the Property on or about August 1, 1989 because the Property shall not be ready for occupancy, Landlord shall not be subject to any liability for the failure to tender possession on said date. Under such circumstances, unless the delay is the fault of Tenant, the Base Rent shall not commence until the Property is ready for occupancy by Tenant, and in such event, the Commencement Date and termination date of the term hereof shall be adjusted accordingly, which adjustment will be evidenced by an agreement signed by Landlord and Tenant setting forth the adjusted commencement and termination dates, subject, however, to Tenant's option to terminate this Lease pursuant to
Section 2 above if the Property is not timely delivered to Tenant for Tenant's beneficial occupancy, unless delay is caused by Tenant. If, at Tenant's request, Landlord shall make the Property available to Tenant prior to the date of commencement of the term for the purpose of decorating, furnishing or equipping the Property, the use of the Property for such work shall not create a landlord/tenant relationship between the parties, or constitute occupancy of the Property within the meaning of the next sentence, but the provisions of Sections 20 and 31 of this Lease shall apply. If, with the consent of Landlord, Tenant shall enter into occupancy of the Property to do business therein prior to the date of commencement of the term, all provisions of this Lease, including but not limited to the date for expiration of the term hereof, shall apply and the Base Rent and other charges payable by Tenant hereunder shall accrue and be payable from the date of occupancy.

        28. UTILITIES. Landlord shall be solely responsible for installing and arranging for satisfactory utility services and utilities to and for the Property and Tenant's improvements and operations thereon up to the Tenant's taking possession and Tenant shall itself pay promptly all deposits, rents, costs, tap-in fees and other charges and fees for water services, sewer service, gas, electricity, light, heat, steam, power, telephone and other communication services and any and all other utility services desired, rendered or supplied to or in connection with the Property or any improvements thereto, and Tenant shall protect, defend and indemnify Landlord and save Landlord harmless from and against any costs, liability, charges, fees or expenses relating to any utility service, provided such tap-in fees and other charges and fees have been excluded from Total Assembly Costs.

        29. ALLOCATION OF RENT. Landlord and Tenant agree that no portion of the Base Rent paid by Tenant after the expiration of any period during which such Base Rent was abated shall be allocated by Landlord or Tenant to such abatement period, nor is such Base Rent intended by the parties to be allocable to any abatement period.

        30. INDEMNIFICATION. Tenant agrees to indemnify and save harmless Landlord from and against any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, or other entity or entities, arising from the occupancy, conduct, operation or management of the Property and any improvements thereto (but excluding any claims arising out of the design or construction of the Property), or the operation of its business on the Property, or from any work or thing whatsoever done or which was not done in or to the same, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act, omission, neglect or negligence of Tenant or any of its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any persons, firm, corporation or other entity during the term of this Lease in or about the Property (except to the extent same arises from the negligence of Landlord), and from and against all costs, expenses, losses, damages, and liabilities incurred in connection with any such claim, or action or proceeding brought thereon (including without limitation the reasonable fees of attorneys, investigators and experts); and in case any action or proceeding be brought against Landlord by reason or any such claim, Tenant covenants upon notice from Landlord, at Tenant's cost and expense, to resist or defend such action or proceeding.

        31. REIMBURSEMENTS BY TENANT. In the event that Landlord elects to perform any of Tenant's obligations upon failure of Tenant to perform such obligations as provided for hereunder, Landlord shall be entitled to recover from Tenant, in addition to the costs incurred by Landlord for performance of such obligations, the sum of fifteen percent (15%) of such costs as reimbursement to Landlord for its overhead and administration in performing such obligations of Tenant. The foregoing changes are not intended to constitute interest; however, if such charges are construed to be interest, they shall not exceed the maximum permitted by law and shall be credited against Base Rent to the extent that such charges should be deemed to be interest in excess of the maximum permitted by law.

        32. ADJACENT PROPERTY. If Tenant exercises its Expansion Option(s) (defined in Section 33 below) by at least 70,000 rentable square feet in the aggregate, and as a result thereof, additional parking spaces are needed to maintain a parking ratio of seven (7) parking spaces per 1,000 square feet of office space, and if such additional parking spaces are not available on the Property, then in that event, Tenant shall have the option at any time (after exercising such Expansion Option(s) during the term of the Lease, and any lease extension periods, to have said Adjacent Parcel added to this Lease at no cost to Tenant for the leasing of said Adjacent Parcel. Provided Tenant is not in default, pursuant to the terms and conditions provided in this Lease, Landlord shall retain control of sufficient real property (approximate 3.6 acres) located north of and immediately adjacent to the Land for the expansion of the Property (the "Adjacent Parcel"). Tenant shall have no obligations for maintenance, repairs or payment of Impositions with respect to the Adjacent Parcel unless and until Tenant elects to have the Adjacent Parcel added to this Lease as hereinafter provided. Landlord shall have no obligation to furnish any improvements on or with respect to said Adjacent Parcel. If all or any part of the Adjacent Parcel is taken by condemnation at any time during the term of this Lease or any extension periods, (a) Landlord shall only be obligated to furnish such portion of the Adjacent Parcel as is not taken, (b) Tenant shall not have any right to terminate this Lease by reason of such taking, and (c) Tenant shall not be entitled to any compensation from the condemning authority or reduction in Rent by reason of such taking. In the event Tenant notifies Landlord in writing during the first seven (7) lease years subsequent to the commencement of this Lease that Tenant elects to relinquish and cancel said option for the Adjacent Parcel, Landlord shall pay Tenant the sum of $250,000 within thirty
(30) days of receipt of such notification from Tenant in consideration of such option cancellation, whether or not the Adjacent Parcel or any part thereof is taken by condemnation.

        33.     EXPANSION SPACE.

                (a) Provided Tenant is not in default in any of its obligations hereunder beyond any applicable cure period, Tenant shall have the option ("Expansion Option(s)") to require Landlord to construct (as an addition to the Building) additional space (the "Expansion Space"), up to a maximum Building total of 264,000 square feet of space as computed in accordance with Arapahoe County zoning standards, to be added to and become a part of the Property leased to Tenant hereunder, upon and subject to the terms and conditions hereinafter set forth and subject to obtaining all applicable governmental approvals. Such option shall be exercisable only twice and shall be exercisable only during the first three (3) years of the second extension term. If Tenant elects to exercise such option, Tenant shall do so by giving notice to Landlord (the "Expansion Notice"), which Expansion Notice shall reference this Section
33 of the Lease, and shall specify the number of rentable square feet which Tenant has elected to add as the Expansion Space. Upon receipt of the Expansion Notice, Landlord and Tenant shall, as soon as reasonably possible, commence the holding of periodic meetings to determine and arrive at a preliminary design of the Expansion Space to enable Landlord to furnish to Tenant a preliminary cost estimate of the cost of constructing the Expansion Space. The design and materials of the structure containing the Expansion Space shall be as structurally, architecturally and aesthetically compatible with the Building as is reasonably possible. Within thirty (30) days after Landlord furnishes to Tenant the preliminary estimate of the cost of constructing the Expansion Space, Tenant shall notify Landlord whether Tenant elects to proceed to the final design phase of the Expansion Space. If Tenant fails to give such notice within said thirty (30) day period, or if Tenant notifies Landlord that it elects not to proceed to the final design phase, then Tenant's Expansion Notice shall be deemed to be rescinded and shall be of no further force or effect. If Tenant does elect to proceed to the final design phase, Landlord shall cause final working drawings and specifications to be prepared, in cooperation with Tenant, substantially in accordance with the same procedures followed with respect to the design phase of the Building as set forth in Appendix "A" attached hereto. When the final drawings and specifications have been completed and approved, Landlord shall furnish Tenant a further cost estimate based upon such final plans and specifications and within sixty (60) days after receipt of such cost estimate, Tenant shall notify Landlord whether it elects to have Landlord proceed with construction of the Expansion Space. If Tenant fails to notify Landlord within said sixty (60) day period or notifies Landlord not to proceed with such construction, then the Expansion Notice shall be deemed to be rescinded and shall be of no further force or effect. If such Expansion Notice is so rescinded at any time during the design and estimating process, Tenant shall reimburse to Landlord all expenses incurred by Landlord for doing the designing and work necessary to furnish Tenant such design and estimate, but such rescinded Expansion Notice shall not count as one of the two expansion options available to Tenant pursuant to this Section 33(a). If Tenant notifies Landlord to proceed with construction of the Expansion Space, then Landlord shall exercise reasonable diligence to construct and complete the Expansion Space.
The bidding procedures and order procedures set forth in Appendix "A" with respect to construction of the Building shall be applicable to the Expansion Space, to the extent applicable.

In calculating the cost of constructing the Expansion Space, the following items with respect to such Expansion Space shall be included:

   (i) All construction costs for the Expansion Space, parking, site work, landscaping and tenant finish improvements;

 (ii) Development costs (water and sewer tap fees, testing, etc., not included in (i) above;

(iii) Architectural and engineering costs:

 (iv) Development overhead and fees;

  (v) Legal, points/fees;

 (vi) Project contingency;

(vii) Construction loan interest.

     The total of (i) through (vii) is hereinafter referred to as the "Expansion Assembly Cost."

          (b) The Expansion Space shall be added to and become a part of the Property and the term shall commence with respect to the Expansion Space, as and when the Expansion Space is substantially completed and ready for occupancy. Completed construction of the Expansion Space and delivery of same to the tenant for purposes of this Lease shall be deemed to occur on the data of the issuance of the Certificate of Occupancy for the work required to be completed by Landlord for the Expansion Space by the governmental authorities having appropriate jurisdiction thereover and the Architect has inspected the Expansion Space and issued a Certificate of Substantial Completion (utilizing AIA Document G704) that the Expansion Space has been substantially completed in accordance with the approved construction documents. If the substantial completion of the Expansion Space is delayed by reason of acts or omissions of Tenant for more than six (6) months beyond the originally targeted substantial completion date, then in that event, Tenant shall commence paying rent on the Expansion Space at the expiration of said six (6) month period, whether or not the Expansion Space is substantially completed, and in such event, Landlord shall continue to exercise reasonable diligence to complete the Expansion Space. Tenant shall commence paying rent on the expansion Space the earlier of:

               (i) the commencement date of the term with respect to the Expansion Space, or

                  (ii) six (6) months after the originally anticipated target date for completion of the Expansion Space, if Tenant has delayed completion of the Expansion Space.

             (c) The rent for the Expansion Space shall be determined by a formula which will incorporate (i) the Expansion Assembly Cost, (ii) rate of interest obtained by landlord on a construction loan and a permanent loan in the amount of the Expansion Assembly Cost, and (iii) the coverage ratio required by the lender for such loans. Landlord will exercise its best efforts to obtain a market rate of interest for such loans.

             (d) The Base Rent for such Expansion Space shall be determined by the following rental formula:

The Expansion Assembly Costs shall be multiplied by the rate of interest of the permanent loan obtained by the Landlord and the sum of such calculation shall then be multiplied by the coverage ratio required by the maker of Landlord's permanent loan. Landlord agrees to make a good faith effort to obtain a market rate permanent loan. Prior to accepting a commitment for such loan, Landlord shall notify Tenant of the proposed rate and coverage ratio for such loan, and Tenant shall have sixty (60) days to provide Landlord with a permanent loan commitment on the same or more favorable terms. If Tenant furnishes such commitment on the same or more favorable terms, Landlord agrees to accept the same or more favorable commitment in lieu of the loan proposed by Landlord. Such rental formula calculation shall constitute the annual Base Rent for the first year after the rental commencement date for such Expansion Space. If Landlord elects to finance the Total Assembly Costs out of pocket (in lieu of obtaining a loan therefor), the percentage rate to be used as a multiplier in determining the Base Rent for the Expansion Space shall be the average current market rate of three (3) institutional lenders (not affiliated with the Landlord), including any coverage ratio required, for construction loans and permanent loans. The annual Base Rent applicable to such Expansion Space shall be escalated each year at the same rate as is provided in Sections 3(a) and 25 of this Lease for annual escalations of the annual Base Rent with respect to the original Property. For the purpose of such rental escalations under this Section 33, the first lease year shall be the twelve (12) month period immediately following the date when Tenant's obligation to commence paying rent on the Expansion Space occurred and the escalations shall occur at each anniversary of such first lease year.

     (e) If Tenant notifies Landlord to commence construction of the Expansion Space after receiving the cost estimate based upon the final working drawings and specifications, the parties shall promptly enter into an amendment of this Lease incorporating the addition of the Expansion Space, the term with respect thereto, and the formula for the additional rent payable for the Expansion Space, and the commencement date for payment of such rent, as well as any other relevant provisions.

     (f) The term with respect to the Expansion Space shall coincide with the remainder of the initial term of this Lease, and any extension options applicable to the original Property (and any prior Expansion Space previously added thereto) shall also be applicable to the Expansion Space, to the same extent as through the Expansion Space was originally included as a part of the Property. Notwithstanding anything contained herein to the contrary, if the Expansion Option is exercised by Tenant, during the initial term or the first or second renewal term, then in such event, upon commencement of the term with respect to the Expansion Space, Tenant shall be deemed to have automatically exercised such renewal option(s) as shall be necessary to cause the then remaining term of this Lease to be not less than six (6) years.

        (g) If Tenant gives Landlord the Expansion Notice and thereafter elects not to proceed with construction of the Expansion Space, Tenant shall reimburse to Landlord all reasonable costs incurred by Landlord for design and preparation of drawings and bids to enable Landlord to furnish to Tenant the estimates of the cost of construction of the Expansion Space.

        34. RIGHT OF FIRST OFFER/REFUSAL. During the initial term and first renewal term of this Lease, Tenant shall have the first right of offer to purchase the Property, upon the following terms and conditions: If Landlord desires to sell the Property to any third party, Landlord shall, so long as Tenant is not in default under this Lease beyond any cure period, first offer to sell the Property to Tenant upon specified terms (hereinafter called the "Offered Terms"). The Offered Terms shall specify the purchase price, financing terms, if any, and length of time to close. Tenant shall have twenty (20) days from receipt of such Offered Terms in which to notify Landlord in writing that it elects to purchase the Property. If Tenant so notifies Landlord, such notification shall constitute an acceptance of Landlord's offer, in which event Tenant shall pay to Landlord a purchase price equal to ninety-four percent (94%) of the purchase price specified in the Offered Terms, and closing shall occur not later than sixty (60) days after the Offered Terms are submitted to Tenant, unless a longer period for closing is specified in the Offered Terms. If Tenant does not elect to exercise its right to purchase the Property, then Landlord shall have the right, for a period of six (6) months from the date of Landlord's offer to sell the Property to Tenant for the Offered Terms, to sell the Property to a third party at a price not less than ninety-seven percent (97%) of the offering price contained in the Offered Terms, and upon conditions (other than the purchase price) not less favorable to Landlord than contained in the Offered Terms. If Landlord sells the Property to a third party within said six (6) month period for ninety-seven percent (97%) or more of the purchase price contained in the Offered Terms and upon any other terms in the Offered Terms not less favorable to Landlord, then Tenant's right of first offer shall terminate and such right of first offer shall not be binding upon such purchaser or any subsequent owner of the Property or Landlord's interest in this Lease. If Landlord does not sell the Property under said terms within said six (6) month period, the Tenant's right of first offer shall be reinstated to the same extent as though Landlord had not previously offered to sell the Property to Tenant. If Tenant elects to purchase the Property pursuant to the Offered Terms, then at closing, Landlord shall convey to Tenant insurable fee simple title to the Property free and clear of liens and encumbrances (unless the Offered Terms contain financing or a sale subject to any existing indebtedness, in which case the mortgage or proposed mortgage constituting part of the financing shall remain on the Property), subject, however, to real estate taxes for the current year which are a lien on the Property but are not yet due and payable, and easements, covenants, conditions and restrictions of record as of the time the Offered Terms are submitted to Tenant. Notwithstanding anything contained herein to the contrary, the right of first offer contained herein shall not be binding upon a Mortgagee or holder of a deed of trust on the Property in a foreclosure proceeding or in the event of a deed given in lieu of foreclosure; provided, however, that the person or entity acquiring fee ownership of the Property at a foreclosure sale or by a deed in lieu of foreclosure, shall be obligated to recognize Tenant's right of first offer, if such right of first offer had not, as of the time of acquisition of title, previously terminated by reason of the Property having been sold during the six
(6) month period after tenant failed to exercise its right to purchase the Property pursuant to a right of first offer.

     35. BOARD OF DIRECTOR APPROVAL. Notwithstanding anything contained in this Lease to the contrary, in the event that the Board of Directors of Allegis Corporation or the Chairman of the Board of Directors of Allegis Corporation does not ratify and approve the execution of this Lease by Tenant, Tenant shall have the right to terminate this Lease by notice to Landlord on or before May 31, 1988. If such notice of termination is given, this Lease shall become null and void and neither party shall have any further rights or obligations hereunder. If the lease is not so terminated, Landlord and Tenant shall, promptly after May 31, 1988, execute and deliver to each other an instrument evidencing the fact that the Lease has been ratified and approved, and has not been terminated.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

                                COVIA PARTNERSHIP


                                By:         [SIG]
                                    -------------------------

                                Name:       [SIG]
                                      -----------------------

                                Title:     President
                                       ----------------------


                                LINCLAY

                                BY JDF INVESTMENT CORPORATION, general partner


                                By:         [SIG]
                                    -------------------------

                                Name:       [SIG]
                                      -----------------------

                                Title:     Vice President
                                       ----------------------

                                  EXHIBIT B

(A) At the time of executive of this Lease, the Total Assembly Costs have been estimated to be $18,297,380.00 (the "Estimated Total Assembly Costs") based on the following list of component costs:

        1. Land Purchase Price                         $ 2,455,100.00

        2. Guaranteed Maximum Price (subject           $12,041,800.00
           to adjustment as provided in
           this Lease)

        3. Development Costs                           $   500,000.00

        4. Architectural and Engineering Costs         $   618,000.00

        5. Development Overhead and Fees               $   800,000.00

        6. Broker Commissions                          $   600,000.00

        7. Legal, Points/Fees                          $   275,000.00

        8. Project Contingency                         $   200,000.00

        9. Construction Loan Interest                  $   807,480.00
                                                       --------------
           Estimated Total Assembly Costs              $18,297,380.00

(B)  Landlord and Tenant acknowledge and agree that:

     (a) The component costs described in Section 1 above (Land Purchase Price),
Section 5 above (Development Overhead and Fees), and Section 6 above (Broker Commissions) are fixed component costs (which have been negotiated as such) which shall not be subject to credit offset of one component cost against another.

     (b) The component cost described in Section 2 above (Guaranteed Maximum Price) is a fixed component cost which is subject to adjustment pursuant to the provisions of Appendix A, and subject to Tenant audit, but is not subject to credit offset of one component cost against another, except for the Project Contingency.

     (c) The component costs described in Section 3 above (Development Costs),
Section 4 above (Architectural and Engineering Costs), Section 7 above (Legal, Points and Fees), and Section 9 above (Construction Loan Interest) are variable component costs and subject to Tenant audit. Any credits in any one of said component costs may be used to offset any coverages in the component cost categories described in Sections 3, 4, 7 and 9.

                                   APPENDIX A
                        TO THAT CERTAIN LEASE AGREEMENT
                         DATED AUGUST 18, 1988 BETWEEN
             LINCLAY, AS LANDLORD, AND COVIA PARTNERSHIP, AS TENANT


I.      DESIGN

        A. Landlord has submitted names and qualifications of potential members of the development team for Tenant review and approval. Development team members include architects, engineers and general contractors. Tenant shall have final authority in approval of all and any team members.

                1. Tenant has reviewed the development team members submitted by Landlord as noted hereinabove and the following persons and entities shall be deemed to be acceptable to and approved by Tenant as the development team members for The Work:

        Core and Shell Architect/       Daniel, Mann, Johnson & Mendenhall
        Civil Engineer:                 ("DMJM")
                                        Suite 500
                                        910 Fifteenth Street
                                        Denver, Colorado  80202

        General Contractor:             Turner Construction Company
                                        Suite 715
                                        1560 Broadway
                                        Denver, Colorado  80202

        Landlord's Construction         James D. Vasbinder
        Managers:                       Herbert E. Prince
                                        Donald McKinney

        Mechanical, Electrical,         Swanson Rink
        Plumbing Engineer:              Suite 3800
                                        1801 California
                                        Denver, Colorado  80202

        Planner/Zoning                  THK Associates, Inc.
        Consultant:                     40 Inverness Drive East
                                        Englewood, Colorado  80112

        Tenant's Construction           Edward Tamminga
        Representatives:                Harm Helm, or their alternates
                                        designated in writing

        Any persons or entities other than the above-named persons and entities shall require the review and approval of Tenant as herein provided prior to their utilization by Landlord, such approval not to be unreasonably withheld or delayed.

B. Landlord shall develop project design in consultation with Tenant and in accordance with the Design Criteria specified hereinbelow. Landlord shall conduct timely and periodic meetings with various Tenant personnel to determine acceptable project design.

C. Tenant shall assist Landlord and the members of the development team in preparing, completing and obtaining approval of the schematic design, design development and construction plans by providing sufficient information and direction to enable the development team to prepare complete plans and specifications in a timely manner for Tenant's review and approval and submittal to the appropriate governmental agencies. Tenant approvals for development of items described in Paragraphs C and D shall be submitted to the Landlord as required in writing. All such approvals shall be subject to the time constraints provided for in this Appendix A and shall be jointly signed by both tenant construction representatives.

D. Landlord and development team members shall diligently pursue the preparation of the schematic design, design development and construction plans and specifications. Landlord shall submit each phase of the design to Tenant for Tenant's review and approval based on the following schedule:

        1. Schematic Design Documents -- Tenant shall provide review comments and approval or disapproval within ten (10) business days from receipt of the submittal. Should the schematic design documents not be approved, Tenant shall provide the reasons for such disapproval in adequate detail to allow Landlord to prepare revised schematic design documents.

                Should the schematic design documents be disapproved by Tenant, Landlord shall be responsible for revising the documents and resubmitting the revised schematic design documents to Tenant for review and approval with the same procedure as noted in Paragraph I.D.1. above.

                If Landlord does not receive such notice from Tenant within the ten (10) business day approval period, then Landlord may conclusively assume the schematic design documents are approved and Landlord may commence the design development documents.

        2. Design Development Documents -- Tenant shall provide review comments and approval or disapproval within ten (10) business days from receipt of the submittal. Should the design development documents not to be approved. Tenant shall provide the reasons for such disapproval in adequate detail to allow Landlord to prepare revised design development documents.

     Should the design development documents be disapproved by Tenant, Landlord shall be responsible for revising the documents and resubmitting the revised design development documents to Tenant for review and approval with the same procedure as noted in Paragraph I.D.2. above.

     If Landlord does not receive such notice from Tenant within the ten (10) business day approval period, then Landlord may conclusively assume the schematic design documents are approved and Landlord may commence the construction plans and specifications.

3. Construction Plans and Specifications - Tenant shall provide review comments and approval or disapproval within fifteen (15) business days from receipt of the submittal. Should the construction plans and specifications not be approved. Tenant shall provide the reasons for such disapproval in adequate detail to allow Landlord to prepare revised construction plans and specifications.

     Should the construction plans and specifications be disapproved by Tenant, Landlord shall be responsible for revising the documents and resubmitting the revised construction plans and specifications to Tenant for review and approval with the same procedures as noted in Paragraph I.D.3 above.

If Landlord does not receive such notice from Tenant within the fifteen (15) business day approval period, Landlord may conclusively assume the construction plans and specifications are approved and Landlord may submit same to the appropriate governmental agencies for issuance of a building permit and commence construction of The Work (as hereinafter defined).

E.      Landlord's Construction Manager and Tenant's Construction
        Representatives shall have the following respective responsibilities.

        1. Landlord's Construction Manager shall have the authority to control the design and construction process and approve the design and changes in the design and construction of the project. Such representative shall be generally available when needed to provide input and/or direction as required to maintain the design and construction schedule. In all cases, the signature of any one of Landlord's Construction Managers shall be final and binding upon Landlord with respect to the authority herein granted him.

        2. Tenant's Construction Representatives shall have the authority to provide the programs required and review and approve the design and changes in the design of the project. Such representatives shall be generally available when needed to provide input and/or direction as required to maintain the design schedule. In all cases, their signatures shall be final and binding upon Tenant with respect to the authority herein granted them.

II.  CONSTRUCTION

     A. Landlord shall construct the building and Appurtenances upon the Land in accordance with:

          (i) Design criteria dated as revised January 14, 1988 and with pages 15 and 24 revised January 19, 1988, and pages 16, 23 and 24 revised January 27, 1988 prepared by Swanson Rink Consulting Engineers.

          (ii) Schematic Design dated January 26, 1988 and with pages 24 through 35 revised January 29, 1988 prepared by Swanson Rink Consulting Engineers.

          (iii) Final Development Plan documents dated February 15, 1988 prepared by THK Associates, Inc.

          (iv) First Floor Schematic Plan and Second Floor Schematic Plan, both dated January 27, 1988 prepared by DMJM.

          (v) Exterior Wall Section, dated January 12, 1988 prepared by DMJM, referenced in Items (i), (ii), (iii) and (iv) of this Section II.A. which are made a part hereto by this reference (the "Design Criteria"),

The Building and Appurtenances, the improvements on the Land and the Design Criteria are collectively defined as the Work ("The Work").

Landlord shall prepare complete construction documents in consultation with Tenant pursuant to Paragraph I hereinabove. Such consultation shall be accomplished as follows:

          1. During the design phases, Landlord and the development team shall meet with Tenant as often as required to provide information to each party as necessary for the continued preparation of the design documents. Such periodic meetings shall take place at the office of Landlord or the office of Architect as deemed appropriate by Landlord. Either Landlord or Tenant may request such meetings to take place upon verbal request to the other party with the meetings scheduled for a mutually-agreed-upon day and time as soon as reasonably practicable after request for such meeting(s).

          2. Following approval by Tenant of construction plans and specifications, Landlord shall cause such work to be competitively bid in accordance with paragraph (a) below or, with the prior written approval of Tenant, priced in accordance with paragraph (b) below.

               (a)  Category A:

                    (i) Landlord expressly agrees that unless waived by Tenant in writing, all work costing more than Ten Thousand Dollars ($10,000.00) to be performed hereunder (including work to be performed by Landlord's own personnel) shall be competitively bid by a minimum of three (3) competent and responsible subcontractors. Landlord shall submit a list of bidders in the following trades to Tenant for Tenant's review and approval at least ten (10) days prior to such bids being solicited: (i) Concrete; (ii) Structural; (iii) Glass and Glazing; (iv) Roofing; (v) Mechanical; (vi)
                    Electrical: (vii) Plumbing: and (viii) Fire protection. Tenant shall provide approval or disapproval of the bidders' list for the above-referenced trades within two (2) business days from receipt of the bidders' list from Landlord. Failure by Tenant to respond in writing within the specified two (2) business days of receipt of the bidders' list shall constitute Tenant's approval, and Landlord may then utilize the approved bidders' list for solicitation of bids for the appropriate items of work.

                    (ii) Upon completion of competitive bidding, the Landlord will notify Tenant at least three (3) business days in advance of the date and place where the bids will be opened by Landlord or the General Contractor, and Tenant shall have the right to have a representative present when the bids are opened. Landlord will review the bids for accuracy and completeness along with the ability of the subcontractor or equipment vendor to perform the work or provide the equipment in the time specified.

                    (iii) For each subcontract or major equipment purchase, the Landlord will submit to Tenant, on a mutually acceptable form, the results of the bidding analysis on a comparative basis together with a recommendation for award.

                    (iv) Tenant shall have two (2) business days after receipt of the bid tabulation and recommendation for award to approve or reject Landlord's recommendations. Failure by Tenant to respond within the specified two (2) business days of receipt of Landlord's recommendations shall constitute Tenant's approval of the recommendation, and Landlord may then award the bid to the recommended bidder and the General Contractor may subcontract with the recommended bidder to perform the appropriate items of work. If Tenant rejects Landlord's recommendations of award, the parties shall meet and agree to either accept another bidder or rebid the work. Except where otherwise approved by Tenant in writing, the lowest qualified and responsive bidder shall be awarded the particular subcontract by Landlord in each instance.

               (b)  Category B:

               If Landlord reasonably determines that certain work activities are encountered which cannot be competitively bid in accordance with the procedure described in Category A hereinabove due to schedule constraints, unknown scope, Landlord or Tenant interface constraints, public safety, lack of qualified bidders or other special conditions agreed to by Tenant ("Non-biddable Work"), Landlord may elect, at its option, after notice to Tenant, to accomplish said work activities in the following manner:

                    (i) Tenant shall approve the maximum cost for the Non-biddable Work, such approval not to be unreasonably withheld or delayed, and shall be deemed approved if Tenant does not notify Landlord of disapproval within five (5) business days after submittal to Tenant, together with a detailed explanation of the reason for disapproval. The subcontract(s) for Non-biddable Work will be negotiated by Landlord as described on a particular bid package or Change Item Request as agreed to by the Tenant. Landlord will require that each subcontractor furnishing a proposal for a subcontract for such Non-biddable Work shall specify in its proposal the cost for the labor and materials to be furnished under such subcontract, excluding overhead, profit or fee to the subcontractor (such costs excluding overhead, profit or fee being hereinafter called the "Subcontract Cost"). The amount payable to such subcontractor (hereinafter called the "Non-biddable Subcontract Price") for such labor and/or materials shall not exceed 115% of the Subcontract Cost. The General Contractor shall be entitled to its 3% General Contractor's fee pursuant to Section F, Paragraph 24 on the Non-biddable Subcontract Price. The Landlord shall also be entitled to add a fixed fee of 5% to each Non-biddable Subcontract Price for the additional effort required by Landlord to undertake and complete this work as a subcontract item, as said cost is provided by the General Contractor, subcontractors or suppliers, as the case may be. Landlord shall require the General Contractor to insert (or if Landlord contracts directly, Landlord shall insert) in each contract between the General Contractor (or Landlord, as the case may be) and a subcontractor supplying labor or materials comprising Non-biddable Work, a provision requiring such subcontractor to permit Tenant the right to examine and audit the books and records of such subcontractor with respect to such Non-biddable Work to the same extent as Tenant has the right hereunder to examine and audit the books and records of the General Contractor with respect to The Work.

                    (ii) The Non-biddable Subcontract Price, plus Landlord's fee of 5% thereof (hereinafter called the "Non-biddable Price") shall in no event exceed the maximum cost for Non-biddable Work as approved by Tenant pursuant to
                         Section II.A2(b)(i) of this Appendix A.

                   (iii) If the Non-biddable Price of the Non-biddable Work
                         should be less than the approved maximum cost thereof, the difference shall be applied as a credit to reduce the Actual Construction Cost. In the event that the Non-biddable Price of the Non-biddable Work should exceed the approved maximum cost of the Non-biddable Work, Tenant shall in no event be obligated to pay such excess to Landlord,

                    (iv) After the completion of the Non-biddable Work and after the determination of the Non-biddable Price in accordance with paragraphs (ii) and (iii) above, the Non-biddable Price may then be added to the cost of Category A subcontract work in order to determine the Actual Construction Cost as provided in
                         Section II.F. of this Appendix A.

B.   Separate Contracts and Assignments

     1. Tenant reserves the right to let other contracts in connection with The Work. If, in the opinion of the Landlord, the separate work will delay completion of The Work, the Landlord and Tenant shall agree on a reasonably acceptable extension of time to complete The Work. If the parties are unable to agree upon the length of such extension, the Core and Shell Architect shall make such determination within five (5) business days, which determination shall be binding upon the parties. After such determination is made, Tenant shall have the option to either proceed with such assignment or to withdraw such assignment. If Tenant fails to notify Landlord within five (5) business days (after the Architect's determination) of its election to proceed with the assignment, Tenant shall be deemed to have elected to withdraw such assignment. Tenant understands and agrees that such extension of time shall apply to the Commencement Date and such extension of time and additional costs will also affect the construction loan interest category (Section 3(a)(i)(9)) of the Lease, so as to entitle Landlord to an increase in the guaranteed Total Assembly Costs, to the extent applicable. Tenant shall ensure that such other contracts and the work performed thereunder do not unreasonably delay or interfere with Landlord's performance of The Work. Landlord shall coordinate The Work with that of such other contractors retained by Tenant. Subject to the foregoing, Landlord shall not unreasonably interfere with the work of any such other contractors and their workmen but shall afford them reasonable opportunity for the introduction and storage of their materials and execution of their work in order to comply with the design and construction schedule to be developed and updated by Landlord and approved by Tenant pursuant to Section II of this Appendix A.

          All work performed by Tenant's contractors under this Section II.B. of this Appendix A shall be in strict compliance with Paragraph 27 of the Lease. In addition, Tenant's entry upon the Property prior to the Commencement Date shall be at Tenant's sole risk; and (i) Tenant or Tenant's contractors shall execute and furnish indemnity and general liability insurance agreements in favor of Landlord and Landlord's General Contractor in form and substance satisfactory to Landlord and Tenant prior to commencing any work, such insurance naming Landlord and Landlord's General Contractor as additional insureds; (ii) Tenant shall pay any utility charges applicable to Tenant's contractors work allocated to Tenant by Landlord.

     2. Tenant shall have the right at its election (subject, however, to Landlord's prior approval, such approval not to be unreasonably withheld or delayed) to assign, to Landlord any such contracts as described above, or portions thereof, in connection with the work. Following each such assignment, Landlord shall, as part of its obligations to Tenant, hereunder assume all obligations of Tenant as stipulated in the assigned contracts or the assigned portions thereof and the status of such contractors or suppliers shall be that of subcontractors to Landlord, or Landlord's General Contractor as the case may be, under this Lease. Following any such assignment to Landlord, the assigned subcontractor or supplier shall thereafter submit its invoices to Landlord for payment and the Guaranteed Maximum Price of The Work defined in Section II.E. of this Appendix A, shall be adjusted by the remaining amount due such subcontractor or supplier plus the fixed fee of three percent (3.0%) of the remaining balance, plus a mutually agreed upon amount of general conditions as required by the assigned work. If the parties are unable to reach an agreement on the amount, the Core and Shell Architect shall make such determination, which determination shall be binding upon the parties.

3. Tenant will ensure, prior to the assignment of separate contracts to Landlord, that the contractor whose contracts are being assigned meets the same contract requirements under which the General Contractor is performing its services, including but not necessarily limited to warranty, performance and payment bonds and construction schedule. Upon notice by Tenant to Landlord of its intent to assign a contract, Landlord will advise Tenant of any deficiencies in the assigned contract or any knowledge of objection to the contractors that could adversely affect its performance under this Lease. Such deficiencies will be addressed and corrected by Tenant to the mutual, reasonable satisfaction of Landlord prior to Landlord accepting the contracts or portions thereof in connection with the work.

C.    Change Orders

1. Tenant shall have the right, at any time during the course of the design or construction of The Work, to require Landlord to increase or decrease the scope of The Work authorized for construction. Such increases or decreases shall be accomplished through the use of Change Orders (utilizing AIA Document G701) which shall adjust the Guaranteed Maximum Price of The Work defined in Section II.E. hereof as appropriate, revise the Completion Date, if necessary, of The Work as defined in Paragraph 2 of the Lease to a date satisfactory to Landlord and Tenant, taking into account the magnitude of the change in The Work, and adjust the maximum Total Assembly Costs guaranteed by Landlord to the extent of additional construction loan interest incurred by reason of such Change Orders.

2. All Change Orders will be executed in accordance with the following procedures:

(a) Tenant will issue Landlord a Change Item Request on a form agreeable to both parties which will describe the change and reference appropriate drawings or specifications to adequately define the Change Item Request.

(b) Landlord will respond separately to each Change Item Request on an agreed upon form with detailed back-up from Landlord, Landlord's General Contractor and Subcontractors as applicable to describe and define the costs to the understanding of Tenant. With respect to labor and/or materials to be furnished under a Change Order, subcontractors furnishing proposals to supply such labor and/or materials shall furnish the Subcontract Cost" (as defined in Section II.A.2(b)(i) pertaining to Non-biddable Work). The amount payable to such subcontractor for such labor and/or materials for a Change Order shall not exceed 115% of the Subcontract Cost therefor, and the General Contractor shall be entitled to add its 3% General Contractor's fee to the amount payable to such subcontractor.

(c) After Tenant's review and acceptance of the costs for the Change Item Request, Landlord will draft a Change Order (utilizing AIA Document G701) for execution by Tenant and Landlord.

      3. For work deleted from The Work by an authorized Change Order, no overhead and profit shall be due for work deleted from The Work.

D.    Warranties/Operating and Maintenance Manuals

      1. Landlord shall verify in writing from the General Contractor that all work incorporated into The Work is covered by a minimum of one
            (1) year warranty from the Lease Commencement Date. Any equipment provided and installed by Landlord on behalf of Tenant shall be covered by warranties for a period equal to the normal standards of the industry. Tenant reserves the right to examine and approve actual warranties, such approval not to be unreasonably withheld so long as such warranties are within applicable industry standards and in compliance with the requirements of this Section D.1.

      2. Landlord shall verify in writing from the General Contractor that Operating and Maintenance (O&M) Manuals will be submitted to Landlord on or before the Commencement Date as defined in Paragraph 2 of the Lease, O&M Manuals shall be delivered to Landlord in an organized format reasonably agreeable to Tenant. Submittals to include, but not be limited to, product data, final shop drawings, flow diagrams, operating instructions, parts listings and other data required to operate or maintain the specific system as requested by Tenant. Provide submittals for, but not limited to, the following:
            Heating, ventilating
            and air conditioning equipment and systems; plumbing equipment and systems; electrical distribution systems; communications systems; sprinkler, fire alarm and detection systems. Tenant reserves the right to examine and approve actual submittals, such approval not to be unreasonably withheld so long as such O&M Manuals are within applicable industry standards and are in compliance with the requirements of this Section D.2.

E.    Guaranteed Maximum Price of The Work

      1. Landlord hereby agrees to perform The Work, as defined in this Appendix A to the Lease, for a Guaranteed Maximum Price (sometimes hereinafter referred to as the "GMP"), which GMP will not exceed the sum of Twelve Million Forty-One Thousand Eight Hundred Dollars ($12,041,800.00).

            (a) It is mutually agreed and understood that the GMP as stated above is to cover the construction of The Work based upon the Design Criteria as specified in Section II.A.

            (b) Landlord is aware and acknowledges that the Design Criteria does not necessarily show all the work involved or required to complete the building and The Appurtenances and that Landlord will be required to perform all work described or reasonably inferred by the Design Criteria as well as provide and install the materials to be used in construction and specifications for building systems or equipment and to provide the improvements as shown on the construction plans and specifications for The Work per Section I.D. of this Appendix A.

F.    Guaranteed Maximum Price Determination

      1. Upon satisfactory completion of The Work under this Appendix A, Tenant shall reimburse Landlord through lease payments as stipulated in Paragraph 3 of the Lease for the Adjusted Guaranteed Maximum Price, which shall be a component of the Total Assembly Cost for the Building and The Appurtenances for the purpose of calculating the annual Base Rent under Paragraph 3 of the Lease, The Adjusted Guaranteed Maximum Price is defined as the total of (i) the "Actual Construction Cost" as hereinafter defined in this Section II.F. of Appendix A; and (ii) the General Contractor's "Fixed Fee" as determined in accordance with Paragraph 4 of this Section II.F of Appendix A.

      2. As used herein, the "Actual Construction Cost" of The Work shall be the total of all work comprised of (a) the subcontract work awarded in accordance with Section II.A. Paragraph 2 of this Appendix A; (b) Landlord's or Landlord's General Contractor's "Direct Job Costs" as hereinafter defined in Paragraph 3 of this Section II.F.; (c) assigned contracts (if any) pursuant to Section II.B. of this Appendix A: and (d) Change Orders as described in Section II.C. of this Appendix A.

            At the completion of The Work. the Actual Construction Cost shall be verified by audit pursuant to Section II.I. The Actual Construction Cost shall NOT include the following, and these items are specifically included as a part of General Contractor's fee:

            (a) Salaries of Landlord's or Landlord's General Contractor's executive or corporate officers:

            (b) Expenses incurred in conducting Landlord's or Landlord's General Contractor's main or regularly established branch offices, including services of the General Contractor's estimating, purchasing, clerical and cost accounting departments;

            (c) Overhead and general expenses of Landlord's or Landlord's General Contractor's main office; and

            (d) Interest (1) charged by suppliers of labor or materials comprising The Work, or (ii) on capital employed by the General Contractor to acquire offices or equipment in connection with the furnishing of The Work.

      3. As used herein. Landlord's or Landlord's General Contractor's "Direct Job Costs" shall mean the actual costs (exclusive of all work contracted in accordance with Section II.A) incurred by Landlord or Landlord's General Contractor in the construction of The Work including, but not limited to:

            (a) Salaries or wages of labor in the employ of Landlord or Landlord's General Contractor at the job site, including services of job supervision, field engineers, foremen, timekeepers, clerks, secretary, purchasing agent, expediters, watchmen, truck drivers, mechanics, laborers, project executives, project superintendents, project accountants, assistants, estimators, and others necessary for the proper conduct of The Work for the time employed on The Work, together with any Social Security and Unemployment Taxes, State and Federal, as well as health, welfare and pension costs in connection with such labor. Wage rates for the above shall be within generally-accepted limits for such services.

            (b) The cost of all temporary and expendable materials, supplies and services not readily assigned to a subcontractor.

            (c) The cost of labor and transportation in connection with boarding and unloading of materials, supplies, equipment and tools at the job site in support of work being performed by Landlord or Landlord's General Contractor.

            (d) Rental charges for office trailers, special machinery and equipment (exclusive of small tools) where rented from others for such time as they are in actual use at The Work and when such special equipment is required or agreed to.

            (e) The cost of all building permits, inspection fees, bonds and insurance required under this Appendix A or the contract between Landlord and its General Contractor or subcontractors.

            (f) Laboratory tests of material, utility monitoring and other miscellaneous testing services as may be required by the Architect, Tenant or appropriate governmental agencies having jurisdiction over The Work.

            (g) The cost of telephone and telegraph service, office supplies, stationery and postage used at the job site office.

            Landlord's and Landlord's General Contractor's Direct Job Costs, as identified in the above-listed categories (a) through (g) of this
            Section II.F.3. will be established by Landlord at the outset of the project. At the conclusion of The Work, Tenant will audit, pursuant to Section II.H. of this Appendix A, these Direct Job Costs and any funds remaining in the aggregate total shall be credited to the Guaranteed Maximum Price.

            Uncommitted funds remaining in the GMP after the awarding of the subcontracts (hereinafter referred to as the "Bidding Reserve"), shall be accounted for under this Section II.F. The Bidding Reserve shall be available to assign to various Direct Cost categories or other subcontracts as the need arises with the prior notification and approval of Tenant, which approval shall not be unreasonably withheld. Any funds remaining in the Bidding Reserve at the conclusion of The Work shall be credited to the Guaranteed Maximum Price.

      4. As used herein, Landlord's General Contractor's "Fixed Fee" which includes all overhead, costs to provide warranty coverage as specified in this Appendix A, profit, off-the-job costs including the cost to complete The Work shall be calculated on the basis of three percent (3.0%) of the Actual Construction Cost, as defined in this Section II.F. which, when added together with said Actual Construction Cost, shall not exceed the Guaranteed Maximum Price as specified in Section II.E. of this Appendix A.

      5. The Fixed Fee of three percent (3.0%) shall also be applied against the cost of all equipment or services which way be negotiated and contracted for by Tenant and later assigned to Landlord pursuant to
            Section II Paragraph 2 of this Appendix A. In the event additional general conditions costs are incurred due to the assignment of these contracts, a reasonable and mutually acceptable adjustment in the Guaranteed Maximum

        Price as specified in Section II.E shall be made at the time of the assignment.

6. After completion of The Work, the Adjusted Guaranteed Maximum Price of The Work shall be determined by Landlord and submitted to Tenant for verification by audit pursuant to Section II.H. of this Appendix A. After verification is complete, the Adjusted Guaranteed Maximum Price will be compared to the Guaranteed Maximum Price specified in Section II.E. of this Appendix A.

        (a) If the Adjusted Guaranteed Maximum Price is less than the Guaranteed Maximum Price, the amount of the difference shall be applied as a credit against the Total Assembly Costs. Should there be an overall reduction in the Total Assembly Costs, an appropriate reduction shall be made in the lease rate as identified pursuant to Paragraph 3 of the Lease.

        (b) In the event that the Adjusted Guaranteed Maximum Price of The Work should exceed the Guaranteed Maximum Price, Tenant shall in no event be obligated to pay such excess to Landlord or pay additional rent to Landlord to compensate for this excess, except to the extent that such Adjusted Guaranteed Maximum Price exceeds the Guaranteed Maximum Price by reason of Change Orders, delays caused by unauthorized access of Tenant, its agents, contractors or employees, and assigned contracts pursuant to Section II.B., or any of the foregoing.

G.      EXCESS TOTAL ASSEMBLY COSTS

        If, as a result of any assigned contract(s) pursuant to Section II.B., any Change Order(s) pursuant to Section II.C., and interest on Landlord's construction loan attributable to such assigned contracts or Change Orders, the approved Total Assembly Cost exceeds $18,500,000.00 (such amount(s) in excess of $18,500,000.00 being hereinafter called "Excess Amount"), then Landlord shall furnish to Tenant at the time Tenant proposed such assigned contract or Change Order a written proposal (the "Proposal") to finance such Excess Amount on the basis of fully amortizing such Excess Amount (together with (a) interest thereon at the best rate of interest reasonably obtainable by Landlord, and (b) all loan fees, points and other customary costs of obtaining such financing) in equal monthly installments over a fifteen (15) year period. Tenant shall have five (5) business days after receipt of said Proposal to accept or reject same. If Tenant fails to notify Landlord within said five (5) day period of its acceptance or rejection of the Proposal, Tenant shall be deemed to have rejected the Proposal. If Tenant rejects the Proposal, either expressly or by failure to respond, Tenant shall pay the Excess Amount to Landlord in a lump sum at the Commencement Date. If Tenant accepts the Proposal, Tenant shall thereupon promptly execute such documents or instruments as may be required by Landlord to establish and evidence Tenant's obligation to pay the Excess Amount (together with the applicable interest thereon, loan fees, points and other customary costs of obtaining the financing) in equal monthly installments ever the fifteen (15) year period commencing upon the Commencement Date, as above provided. Notwithstanding anything contained herein to the contrary, Landlord shall not be required to finance any Excess Amount over Two Million Dollars ($2,000,000.00), and if the Excess Amount exceeds Two Million Dollars ($2,000.000.00), Tenant shall pay to Landlord at the Commencement Date, any such amount in excess of Two Million Dollars ($2,000,000,00).

H.      PROJECT RECORDS AND FINANCIAL ACCOUNTING

        1. Landlord and Landlord's General Contractor will maintain and keep current a computerized record and account of the contract status in a form suitable to Tenant regarding such items as:

                (a)     Schedule of contract values

                (b)     Pending change item requests

                (c)     Finalized change orders

                (d)     Allowance expenditures

                (e)     Non-owner subcontract adjustments

                (f)     Category B Items (Non-biddable Work) as defined in
                        Section II, Paragraph 2(b)

                (g)     Others as may be deemed appropriate by Tenant and/or
                        Landlord.

I.      AUDIT PROCEDURE

        Landlord and Landlord's General Contractor shall check and record all direct job costs for material and labor entering into The Work and shall keep such full and detailed accounts as may be necessary for proper financial management under this Appendix A and the Lease, Tenant, its representatives, auditors, timekeepers and clerks shall be afforded access to The Work and to all of Landlord's and Landlord's General Contractor's books, records, correspondence, instructions, drawings, receipts, vouchers, memoranda, etc. relating to The Work during normal working hours, and Landlord shall preserve all such records for a period of six (6) months after the Commencement Date of the Lease at Landlord's offices as specified in Paragraph 18 of the Lease. If Tenant does not notify Landlord within six (6) months after the Commencement Date that Tenant disputes any of the components of the Total Assembly Costs, the Total Assembly Costs as submitted by Landlord to Tenant shall be conclusively deemed to be correct.

J.      PROJECT SCHEDULE

        Landlord shall provide to Tenant for written approval, which approval shall not be unreasonably withheld, an itemized, comprehensive bar chart project schedule commencing with the first Schematic Design Phase meeting and updated at least once a month thereafter through the completion of The Work as defined in Paragraph 2 of the Lease.

K.      DELAYS AND EXTENSIONS OF TIME

        All time limits stated in this Appendix A and the Lease are of the essence. Should the completion of The Work be delayed beyond the time specified in Paragraph 2 of the Lease, Tenant may, but shall not be required to, grant Landlord additional time for completion thereof provided, however, that if the failure of Landlord to complete The Work within the time specified arises from unavoidable delays (as herein defined), Tenant shall, upon request by Landlord, grant such additional time for completion as is reasonable and proper after consideration of the extent of the unavoidable delay. Unavoidable delays shall mean delays which result from causes beyond Landlord's control and which he could not have provided against by the exercise of reasonable foresight, care, prudence or diligence; delays which result from orders altering or increasing the amount of work or quantity of materials; and delays resulting from damage to landlord's work by other contractors or because of improper work by other contractors. Without limiting the foregoing, delays on account of loss of time resulting from the necessity of submitting specifications, plans, drawings or samples for approval and from making surveys, measurements and inspections, and such interruptions as may occur on account of reasonable interference by other contractors employed by Tenant but which do not necessarily prevent the completion of The Work within the time specified, are not unavoidable delays, and Tenant shall not be under any obligation to grant an extension of time by reason thereof.

L.      CHANGES TO THE CONSTRUCTION SCHEDULE

        1. As may be requested by Landlord: Extensions of time requested by Landlord will be considered by Tenant only within the provisions of Section II.K. of this Appendix A.

        2.      As may be necessitated by Change Orders:

                (a) It is the intent of this Appendix A and the Lease that the necessity for changes or additions to The Work imply no desire on the part of Tenant to extend the completion time for the Work. Landlord will price all Change Item Requests on the basis of keeping the Construction Schedule reasonably intact if practicable, including such premium time, phase or shift work as necessary to do so, and Landlord will notify Tenant prior to execution of a Change Order if Landlord reasonably determine that such Change

                        Order will delay the construction schedule, such notice to specify the amount of delay anticipated by Landlord.

                (b) In the event extensions of time become (in Landlord's opinion) unavoidable due to substantial changes or additions to the work by Tenant, Landlord shall so state on its response to the Tenant's Change Item Request.

                (c) No extension of time is to be considered by Landlord as implied or granted for work changed or added to The Work as a result of a Change Order unless it is so stated on the fully-executed Change Order.

M.      ARBITRATION

        1.      It is hereby acknowledged that the Design Criteria as defined in
                Section II.A. shall be the basis of defining the scope of The Work. Prior to completion and approval of the final plans and specifications, Tenant shall make the interpretation of the Design Criteria with regard to work described or implied by these documents as well as materials and systems intended to be incorporated into The Work.

        2. In the event Landlord is in disagreement with an interpretation made by Tenant under Paragraph I of this Section M relating to the interpretation of the Design Criteria with regard to work described or performed or implied under these documents, or as to materials and systems intended to be or actually incorporated into The Work. Landlord may evoke an appeal process in conformance with the conditions as herein set forth solely to resolve this issue. Issues relating to cost of work are not to be subject to the aforementioned appeal process.

                (a) Landlord may proceed to give notice to Tenant of its intent to resolve a disputed issue by arbitration in accordance with the provisions stated hereinafter:

                        (i) All disputes, claims or questions specifically made the subject of arbitration by the terms of this Appendix A shall be submitted to arbitration and determined as follows: The party desiring to arbitrate any such matter shall give the other party written notice so stating and specifying the specific matter or matters to be arbitrated and the name and address of the arbitrator selected by it. Each party hereto mutually agrees that the arbitrators so selected hereunder shall be located in the Denver, Colorado metropolitan area. Within five (5) days after receipt of such notice, the other party shall select its arbitrator and give written notice specifying the name and address of the arbitrator of its selection to the party sending the first notice. If, however, the other party fails to select its arbitrator and give such notice within said five (5) day period, the arbitrator selected by the party giving the first above-mentioned notice shall have full power to decide as sole arbitrator the matter or matters specified in said notice. If the other party selects its arbitrator and gives its notice as herein required, the two (2) arbitrators so selected shall select a third arbitrator within five (5) days after the selection of the second arbitrator. In the event the two (2) arbitrators selected by the parties fail to select a third arbitrator within said five (5) day period, then the arbitrator of either party may apply to a judge of the United States District Court for the District and Division embracing the site of the work, requesting the appointment of the third impartial arbitrator, it being hereby agreed that such judge shall have jurisdiction to make such appointment. The arbitrators shall reduce their award, the facts found and the conclusions made, in writing, and shall sign same and deliver one (1) signed copy to each of the parties, and from the time of such delivery, said award shall be effective. A majority finding shall govern if the arbitrators' determination is not unanimous. Tenant and Landlord shall each pay the fees and expenses of their own arbitrator and one-half of the fees and expenses of the third arbitrator

                                Tenant and Landlord shall each pay their own expenses, if any, irrespective of the outcome. Landlord's share of costs for arbitration are not to be included within the GMP, nor will Tenant be obligated to reimburse Landlord for these costs.